Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information was derived from the application of pro forma adjustments to the consolidated financial statements of Newcastle Investment Corp. and its subsidiaries which are referred to collectively in this section as “Newcastle.” These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes to these financial statements and with Newcastle’s historical consolidated financial statements and the related notes included in Newcastle’s previous filings with the Securities and Exchange Commission.

The unaudited pro forma information set forth below reflects the historical information of Newcastle, as adjusted to give effect to the following transactions:

•	The purchase and sale agreement Newcastle entered into with certain subsidiaries of Holiday Acquisition Holdings LLC (collectively, the “Seller”), to acquire a 52-property portfolio of independent senior living properties for approximately $1.01 billion.

•	Each triple-net lease agreement that Newcastle signs will be with either NCT Master Tenant I LLC or NCT Master Tenant II LLC (each such tenant, the “Tenant”), affiliated entities of the Seller. Pursuant to each lease, the Tenant agrees to lease from us 26 of the 52 independent senior living properties for a period of 17 years and first-year rent equal to 6.5% of the purchase price with annual increases during the following three years of 4.5% and an annual increase of between 3.50% and up to 3.75% thereafter, as defined in the lease agreements.

•	The offering of $ million of common stock assuming the underwriters do not exercise their option to purchase additional shares of Newcastle’s common stock.

The unaudited pro forma condensed consolidated statements of operations give effect to the potential transactions as if they occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition occurred on September 30, 2013.

The historical statements of operations presented in the unaudited pro forma condensed consolidated financial information are for the nine months ended September 30, 2013 as presented in Newcastle’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, filed on November 1, 2013, and for the year ended December 31, 2012 as presented in Newcastle’s Current Report on Form 8-K dated August 7, 2013 which amended Newcastle’s Form 10-K filed on February 28, 2013 for the year ended December 31, 2012. The historical balance sheet presented in the unaudited pro forma condensed consolidated financial information is as of September 30, 2013 as presented in Newcastle’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013.

In the opinion of management, all adjustments necessary to reflect the effects of the potential transactions described above and in the notes to the unaudited pro forma condensed consolidated financial statements have been included and are based upon available information and assumptions that Newcastle believes are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that Newcastle believes are factually supportable and which are expected to have a continuing impact on Newcastle’s results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those anticipated.

These unaudited pro forma condensed consolidated financial statements are provided for information purposes only. The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet do not purport to represent what Newcastle’s results of operations would have been had such transactions been consummated on the dates indicated, nor do they represent the financial position or results of operations of Newcastle for any future date or period.

NEWCASTLE INVESTMENT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

At September 30, 2013

		Pro Forma Adjustments
	Historical(A)	Capital Raise(B)		Senior Housing Portfolio Acquisition		Pro Forma
Assets
Real estate securities, available-for-sale	$825,499		$—	$—			$825,499
Real estate related and other loans, held-for-sale, net	795,297		—	—			795,297
Residential mortgage loans, held-for-investment, net	260,463		—	—			260,463
Residential mortgage loans, held-for-sale, net	2,236		—	—			2,236
Subprime mortgage loans subject to call option	406,217		—	—			406,217
Investments in real estate, net of accumulated depreciation	409,041		—	1,008,362	(C)		1,417,403
Intangibles, net of accumulated amortization	41,371		—	—			41,371
Equity method investment in Local Media Group	57,384		—	—			57,384
Other investments	25,133		—	—			25,133
Cash and cash equivalents	92,134			(D	)
Restricted cash	1,827		—	—			1,827
Derivative assets	43,172		—	—			43,172
Receivables and other assets	27,003		—	—			27,003

Total Assets	$2,986,777	$		$1,008,362		$

Liabilities and Stockholders’ Equity Liabilities
CDO bonds payable	$718,473		$—	$—			$718,473
Other bonds and notes payable	153,798		—	—			153,798
Repurchase agreements	376,886		—	—			376,886
Mortgage notes payable	335,238		—	—			335,238
Financing of subprime mortgage loans subject to call option	406,217		—	—			406,217
Junior subordinated notes payable	51,239		—	—			51,239
Derivative liabilities	17,115		—	—			17,115
Dividends Payable	30,279		—	—			30,279
Due to affiliates	4,911		—	—			4,911
Accrued expenses and other liabilities	25,266		—	1,008,362	(D)		1,033,628
Liabilities of discontinued operations	2,380		—	—			2,380

Total Liabilities	$2,121,802		$—	$1,008,362			$3,130,164

Stockholders’ Equity
Preferred stock	$61,583		$—	$—			$61,583
Common stock	2,935			—
Additional paid-in capital	2,670,442			—
Accumulated deficit	(1,941,805)		—	—			(1,941,805)
Accumulated other comprehensive income	71,820		—	—			71,820

Total Stockholders’ Equity	$864,975	$		$—		$

Total Liabilities and Stockholders’ Equity	$2,986,777	$		$1,008,362		$

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)	Amounts as originally reported by Newcastle in its Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2013.

(B)	Represents the estimated net cash proceeds, common stock issued, and additional paid-in-capital from the issuance of 50,000,000 shares of Newcastle common stock at a public offering price of $ per share after deducting the estimated expenses of the offering, assuming the underwriters do not exercise their option to purchase additional shares of Newcastle common stock.

(C)	Represents the estimated fair value of the assets to be acquired. Using weighted average allocations from Newcastle’s historical acquisitions since 2012 of senior housing portfolios, Newcastle allocated approximately 84% of the purchase price, or $844 million, to buildings with an estimated useful life of 40 years, approximately 11%, or $110 million, to land, approximately 4%, or $41 million, to furniture, fixtures and equipment with an estimated useful life of 5 years and approximately 1%, or $13 million, to site improvements with an estimated useful life of 10 years. As Newcastle is still finalizing the acquisition terms and expects to engage a third party provider to perform the purchase price allocation, the purchase price allocation is not complete and could be different from the assumptions used for these unaudited pro forma condensed consolidated financial statements.

(D)	Represents the investment of the cash from the offering in the acquisition described in (C) above and the remaining purchase price payable after the use of the proceeds from the offering. Newcastle expects to fund approximately 70% of the total purchase price with non-recourse financing.

NEWCASTLE INVESTMENT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2013

		Pro Forma Adjustments
	Historical (A)	Capital Raise			Senior Housing Portfolio Acquisition		Pro Forma
Interest income	$171,642		$—		$—			$171,642
Interest expense	65,263		—		—	(C)		65,263

Net interest income	106,379		—		—			106,379

Impairment/(Reversal)
Valuation allowance (reversal) on loans	(11,473)		—		—			(11,473)
Other-than-temporary impairment on securities	4,405		—		—			4,405
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income	44		—		—			44

Total impairment (reversal)	(7,024)		—		—			(7,024)

Net interest income after impairment/reversal	113,403		—					113,403
Other Revenues
Rental income	44,344		—		67,402	(D)		111,746
Care and ancillary income	8,081		—		—			8,081

Total other revenues	52,425		—		67,402			119,827

Other Income
Gain on settlement of investments, net	6,451		—		—			6,451
Gain on extinguishment of debt	4,565		—		—			4,565
Equity in earnings of Local Media Group	1,045		—		—			1,045
Other income, net	9,554		—		—			9,554

Total other income	21,615		—		—			21,615

Expenses
Loan and security servicing expense	2,963		—		—			2,963
Property operating expenses	32,576		—		—			32,576
General and administrative expense	23,507		—		—			23,507
Management fee to affiliate	24,879			(B)	—
Depreciation and amortization	15,881		—		23,005	(E)		38,886

Total expenses	99,806				23,005

Income from continuing operations	87,637				44,397
Preferred dividends	(4,185)		—		—			(4,185)

Income from continuing operations after preferred dividend	$83,452	$			$44,397		$

Income from continuing operations per share of common stock, after preferred dividend
Basic	$0.32							(F	)

Diluted	$0.31							(F	)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	262,792,986							(F	)

Diluted	269,057,682							(F	)

NEWCASTLE INVESTMENT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Twelve Months Ended December 31, 2012

		Pro Forma Adjustments
	Historical (A)	Capital Raise			Senior Housing Portfolio Acquisition		Pro Forma
Interest income	$282,951		$—		$—			$282,951
Interest expense	109,924		—		—	(C)		109,924

Net interest income	173,027		—		—			173,027

Impairment/(Reversal)
Valuation allowance (reversal) on loans	(24,587)		—		—			(24,587)
Other-than-temporary impairment on securities	19,359		—		—			19,359
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income	(436)		—		—			(436)

Total impairment (reversal)	(5,664)		—		—			(5,664)

Net interest income after impairment/reversal	178,691		—					178,691
Other Revenues
Rental income	17,081		—		89,869	(D)		106,950
Care and ancillary income	2,994		—		—			2,994

Total other revenues	20,075		—		89,869			109,944

Other Income
Gain on settlement of investments, net	232,897		—		—			232,897
Gain on extinguishment of debt	24,085		—		—			24,085
Other income, net	5,312		—		—			5,312

Total other income	262,294		—		—			262,294

Expenses
Loan and security servicing expense	4,260		—		—			4,260
Property operating expenses	12,943		—		—			12,943
General and administrative expense	17,247		—		—			17,247
Management fee to affiliate	24,693			(B)	—
Depreciation and amortization	6,975		—		30,674	(E)		37,649

Total expenses	66,118				30,674

Income from continuing operations	394,942				59,195
Preferred dividends	(5,580)		—		—			(5,580)

Income from continuing operations after preferred dividend	$389,362	$			$59,195		$

Income from continuing operations per share of common stock, after preferred dividend
Basic	$2.70								(F)

Diluted	$2.67								(F)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	144,146,370								(F)

Diluted	145,766,413								(F)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A)	Historical amounts as reported by Newcastle in its Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 as amended by Form 8-K filed on August 7, 2013.

(B)	Represents the estimated increase to the management fees Newcastle will pay Fortress Investment Group LLC as a result of the offering pursuant to the management agreement according to which Newcastle pays 1.5% of its gross equity, as defined in the management agreement.

(C)	Newcastle expects to fund approximately 70% of the total purchase price with non-recourse financing. Newcastle will incur interest expense related to this financing which is currently being negotiated.

(D)	Represents estimated rental income from the independent senior living properties to be acquired under a triple-net lease agreement for the nine months ended September 30, 2013 and the year ended December 31, 2012.

(E)	Represents the estimated depreciation expenses for the nine months ended September 30, 2013 and the year ended December 31, 2012 based on the estimated fair value of the assets to be acquired and their estimated useful life. Actual fair value and useful life are subject to the completion of a purchase price allocation and may be materially different.

(F)	Weighted average number of shares common stock outstanding and income from continuing operations per share of common stock, after preferred dividends, were adjusted to reflect the issuance of 50,000,000 shares. The pro forma weighted average diluted shares outstanding and diluted earnings per share have not been adjusted to reflect options issued in connection with the offering as if they had been issued on January 1, 2012 because the option exercise price is equal to the offering price. The estimated fair value of these options is $ , based on an offering price of $ .